UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2008

GERBER SCIENTIFIC, INC. (Exact name of Registrant as specified in its charter)

Connecticut	1-5865	06-0640743
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

83 Gerber Road West, South Windsor, Connecticut		06074
(Address of principal executive offices)		(Zip Code)

Registrant's Telephone Number, including area code: 860-644-1551

Not Applicable
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry Into a Material Definitive Agreement

On January 31, 2008, Gerber Scientific, Inc. (the "Company") completed a refinancing of its senior secured credit facility and entered into a Credit Agreement, dated as of January 31, 2008 (the "Credit Agreement"), among the Company, certain subsidiaries of the Company, JP Morgan Chase Bank N.A., HSBC Bank USA, National Association, Merrill Lynch Capital Corporation, Bank of America, N.A., Sovereign Bank as documentation agent, Citizens Bank of Massachusetts ("Citizens") as administrative agent, and RBS Greenwich Capital as sole lead arranger. The Credit Agreement provides for a $125.0 million senior secured credit facility (the "Credit Facility"), of which up to $125.0 million may be revolving credit loans. In addition, the Company may elect, subject to compliance with specified conditions, to solicit the lenders under the Credit Agreement to increase by up to $25.0 million the total principal amount of borrowings available under the Credit Facility. At closing, the Company borrowed approximately $46.0 million under the Credit Facility. The Company used $43.0 million of such borrowings to repay all amounts under the Company's former senior secured credit facility, which was subsequently terminated, $0.9 million to pay financing costs, and $2.1 million for working capital purposes.

All amounts outstanding under the Credit Facility will be payable on the maturity date of January 31, 2013. Revolver borrowings under the Credit Facility are in effect for one, two, three, six, or twelve months, and accrue interest, payable at one, two, and three months at an annual rate equal to the specified London Interbank Offered Rate ("LIBOR") plus a specified margin, which fluctuates based on the Company's ratio of total funded debt to consolidated EBITDA (as defined for purposes of the Credit Agreement).

The Credit Agreement contains customary representations and warranties, affirmative and negative covenants, and events of default. The Company is subject to financial covenants under the Credit Agreement which are generally less restrictive and afford the Company greater operational flexibility than the covenants in the Company's former senior secured credit facility. The Company is required, as of the end of each fiscal quarter, to maintain financial ratios, which include a minimum consolidated EBIT to consolidated interest expense ratio and a maximum total funded debt to consolidated EBITDA ratio (as each such ratio is defined for purposes of the Credit Agreement). The Company is also required to comply with an annual maximum consolidated capital expenditures covenant.

The Credit Facility obligations are secured by first priority liens on, and security interests in, selected assets of the Company and its subsidiaries in the United Kingdom and Canada. The Credit Facility obligations are also secured by the pledge of capital stock of the Company and its subsidiaries in Australia, Belgium, Canada and the United Kingdom.

Citizens served as the administrative agent, collateral agent and security trustee under the Company's former senior secured credit facility.

On January 31, 2008, the Company issued a news release announcing the completion of the refinancing of its senior secured credit facility. A copy of the news release is filed as Exhibit 99.1 to this report and is incorporated in this Item 1.01 by reference in its entirety.

The information set forth under Items 1.02 and 2.03 of this report and the Credit Agreement filed as Exhibit 10.1 to this report are incorporated in this Item 1.01 by reference in their entirety.

Item 1.02      Termination of a Material Definitive Agreement

The information set forth under Item 1.01 of this report is incorporated in this Item 1.02 by reference in its entirety.

The Company used borrowings under the credit facility described in Item 1.01 of this report to repay in full amounts outstanding under Credit and Security Agreements dated October 31, 2005, as amended, among the Company, certain subsidiaries of the Company, Sovereign Bank, the Export-Import Bank of the United States, and Citizens Bank of Massachusetts as administrative agent, collateral agent and security trustee. Upon the Company's repayment in full of all amounts outstanding under the senior secured credit facility, the facility and all security arrangements and related rights thereunder were terminated. As of closing date, borrowings under the revolving line were approximately $37.6 million, borrowings under an acquisition loan were approximately $4.7 million, and borrowings under the term loan were approximately $0.7 million, and such borrowings accrued interest at annual rates of approximately 6.0%, 7.16%, and 6.0%, respectively. The revolving line had a maturity date of November 1, 2008, the acquisition loan had a maturity date of December 1, 2009 and the term loan had a maturity date of November 1, 2010. The credit facility obligations were secured by first priority liens on, and security interests in, selected assets of the Company and its subsidiaries in the United Kingdom and Canada, including inventory, accounts receivable, and real estate and leasehold improvements. The credit facility obligations were also secured by the capital stock of the Company and its subsidiaries in the United Kingdom and Canada.

Item 2.03      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this report is incorporated in this Item 2.03 by reference in its entirety.

Pursuant to the Credit Agreement, the Company and certain of its wholly owned subsidiaries may become obligated, as borrowers, up to a maximum of $125.0 million principal amount of senior secured indebtedness outstanding at any one time under the Credit Facility. The payment of all outstanding principal, interest and other amounts owing under the Credit Agreement may be declared immediately due and payable upon the occurrence of an event of default to the extent provided in the Credit Agreement and related credit documents and applicable law. The Credit Agreement contains customary events of default, including failure by the borrowers to make payment when due, failure by the borrowers to comply with specified covenants, conditions or agreements, and specified events of bankruptcy, insolvency, or similar events affecting the borrowers.

Item 9.01      Financial Statements and Exhibits.

              (d) The Company herewith files the following exhibits:

Exhibit No.	Description of Exhibit
10.1	Credit Agreement, dated as of January 31, 2008, among the Company, certain subsidiaries of the Company, JP Morgan Chase Bank N.A., HSBC Bank USA, National Association, Merrill Lynch Capital Corporation, Bank of America, N.A., Sovereign Bank as documentation agent, Citizens Bank of Massachusetts as administrative agent, and RBS Greenwich Capital as sole lead arranger.

99.1	News release, dated January 31, 2008, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERBER SCIENTIFIC, INC.
(Registrant)

Date:	February 6, 2008	By:	/s/ WILLIAM V. GRICKIS, JR.
William V. Grickis, Jr. Senior Vice President, General Counsel, and Secretary (On behalf of the Registrant)

EXHIBIT INDEX
Exhibit No.	Description of Exhibit
10.1

Credit Agreement, dated as of January 31, 2008, among the Company, certain subsidiaries of the Company, JP Morgan Chase Bank N.A., HSBC Bank USA, National Association, Merrill Lynch Capital Corporation, Bank of America, N.A., Sovereign Bank as documentation agent, Citizens Bank of Massachusetts as administrative agent, and RBS Greenwich Capital as sole lead arranger.

99.1	News release, dated January 31, 2008, issued by the Company

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